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                                        ITEM 10.9



                                        CONSULTING AGREEMENT BETWEEN THE
                                        REGISTRANT AND I.W. MILLER & CO., INC.

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                        FINANCIAL PUBLIC RELATIONS AGREEMENT



        This Financial Public Relations Agreement (this "Agreement") is made and entered into effective the 4th day of August, 1997, between Harvard Scientific Corporation, a Nevada corporation (the "Company"), having offices at 100 North Arlington, Suite 23-P, Reno, Nevada, 89501 and I.W. Miller & Co., Inc., a California corporation (the "Consultant"), having offices at 19 Almeria, Irvine, California, 92614, based on the following:



                                      PREMISES



        A. The Company is a publicly held corporation with its securities currently traded on the OTC Bulletin Board market. The Company is seeking to expand its investor base and the number of market professionals who are aware of the Company's activities.



        B. Consultant is established in the securities industry and has experience in providing advice and support for publicly-held companies.



        C. The Company desires to retain the services of Consultant, and Consultant desires to offer such services, on the terms and conditions set forth in this Agreement.



        NOW, THEREFORE, based on the foregoing premises and in consideration of the mutual covenants of the parties and the benefits to be derived therefrom, it is hereby agreed as follows:



                                      AGREEMENT



        1. Engagement of Consultant. The Company hereby engages Consultant to provide services to the Company under the terms of this Agreement, including, but not limited to, the analysis of the business and proposed business of the Company by the Consultant as it pertains to the desirability and suitability of an investment in the Company by equity participants; the presentation of the Company to market professionals, including broker-dealers, mutual funds, and other institutional investors; providing the Company advice concerning shareholder relations and the preparation of information for the Company's shareholders; assisting in long-term financial planning, including borrowings, equity financing and other opportunities; providing advice concerning the existing and future capital structure of the Company; and providing other financial assistance to the extent required by the Company. Notwithstanding the foregoing, Consultant shall not act as an agent of the Company and shall not contact the holders of the securities of the Company in connection with the exercise or conversion of currently issued and outstanding warrants, options, or convertible securities.




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        2. Marketing.  Harvard Scientific Corp. shall furnish to Consultant disclosure and filing materials, financial statements, business plans, promotional materials, annual reports and press releases. In addition, Company agrees to distribute due diligence packages in ample quantities to potential investors as well to the brokerage community. Consultant may rely on, and assume the accuracy of the due diligence package and/or research reports. Consultant may disseminate through the use of media and advertisement the contents of the due diligence package and any research reports in order to attract potential investors as well as the brokerage community. Company acknowledges that Consultant is engaged in other business activities and will continue such activities during the term of this Agreement. Consultant shall not be restricted from engaging in other business activities during the term of this Agreement.



        3. Advertising. Advertising is defined as the cost associated with lead generation programs arranged by the Consultant for the Company. These programs are designed to create investor awareness for the Company.



        4. Compensation to Consultant. For the services provided to the Company the Consultant is to be paid a initial retainer of $10,000.00. This fee is payable upon execution of this Agreement. Subsequent retainer payments of $10,000.00 are to be paid to the Consultant by the Company in 30 day intervals. Furthermore, the Consultant is to be paid a initial retainer of 50,000 HVSF common shares. This fee is payable upon execution of this Agreement. Subsequent retainer payments of 25,000 HVSF common shares are to be paid to the Consultant by the Company in months two through six. It is understood that after a satisfactory performance review in six months from the date of execution of this Agreement, the Consultant is to be paid 100,000 HVSF common shares.



        a. Advertising Budget: The Consultant is to be paid by the Company $10,000.00 per month for a advertising/lead generation budget, for a minimum of six months. First payment is due upon execution of this Agreement. Subsequent advertising/lead generation payments are to be paid to the Consultant by the Company in 30 day intervals.



        5. Reimbursement of Costs. Consultant shall be reimbursed by the Company for all reasonable and necessary out-of-pocket third party expenses incurred by Consultant in connection with the performance of its obligations under the terms of this Agreement. All third party expenses are to be mutually agreed upon in advance.



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        6. Term. This Agreement shall commence on the date hereof and will terminate on the earliest of the following:



        a. The term of this Agreement is six months from date of execution.



        b. Consultant can be terminated for cause by Company upon 30 days written notice. Cause shall be determined solely as to the following: violation of any rule or regulation of any regulatory agency; any other neglect, act or omission detrimental to the conduct of Company business; material breach of the Agreement or any unauthorized disclosure of any of the secrets or confidential information of Company; dishonesty related to independent contractor status.



        c. Company can be terminated for cause by Consultant upon 30 days written notice. Cause shall be determined solely as to the following: violation of any rule or regulation of any regulatory agency; material breach of the Agreement.



        7. Confidentiality. Consultant acknowledges that it may receive confidential and proprietary information of the Company in connection with the services provided under the terms of this Agreement. The Consultant agrees to keep all such information confidential and to take prudent steps to assure that its officers, directors, and employees maintain the confidentiality of such information, including obtaining agreements similar to the provisions of this paragraph from such officers, directors, and employees, and to not use such confidential information, except for the direct benefit of the Company. Consultant shall not disclose such confidential information and shall take reasonable steps to prevent the disclosure by its officers, directors, and employees, without the prior written consent of the Company.



        8. Independent Consultant. The Company and Consultant hereby acknowledge that Consultant is an independent contractor. Consultant shall not hold itself out as, nor shall it take any action from which others might infer that it is a partner or agent of or a joint venturer with the Company. Consultant shall have no authority to act on behalf of or bind the Company and shall take no action which purports to bind the Company. The Company shall have no authority to act on behalf of or bind the Consultant and shall take no action which purports to bind the Consultant.





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        9. Entire Agreement  This Agreement is and shall be considered to be the only agreement or understanding between the parties hereto with respect to the engagement of Consultant by the company. all negotiations, commitments, and understandings acceptable to both parties have been incorporated herein. No letter, telegram, or communication passing between the parties hereto covering any matter during this contract period, or any plans or periods thereafter, shall be deemed as part of this Agreement; and shall not have the effect of modifying or adding to this Agreement unless it is distinctly stated is such letter, telegram, or communication that it is to constitute a part of this Agreement and is to be attached as an amendment to this Agreement and is signed by the parties to this Agreement.



        10. Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the state of Nevada.



        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.




/s/ Don A. Steffens          8-4-97
-------------------     Date ---------------


Don A. Steffens


Chief Executive Officer


Harvard Scientific Corp.




/s/ Ira W. Miller            8-4-97
-------------------     Date ---------------


Ira W. Miller


President


I.W. Miller & Co., Inc.